Exhibit 99.1

News Release

Abbott Issues Updated 2021 Outlook

•	Updated outlook reflects lower recent and projected demand for COVID-19 tests

•	Revised forecast continues to reflect strong, double-digit EPS growth on both a GAAP and adjusted basis

•	Abbott's base business, excluding COVID-19 testing-related sales, continues to achieve strong growth

•	R&D pipeline continues to be highly productive, with a steady cadence of recent and upcoming product launches across the portfolio

ABBOTT PARK, Ill., June 1, 2021 — Abbott today announced an update to its financial outlook for the full-year 2021. The updated guidance is due to significantly lower recent and projected COVID-19 diagnostic testing demand. This has been driven by several factors, including significant reductions in cases in the U.S. and other major developed countries, accelerated rollout of COVID-19 vaccines globally and, most recently, U.S. health authority guidance on testing for fully vaccinated individuals.

While it's positive that these external events and trends signal an accelerated return to normalcy for many countries, they have suddenly and fundamentally impacted market demand for COVID-19 testing, particularly for surveillance and screening with rapid testing.

As a result, Abbott now projects full-year 2021 diluted EPS from continuing operations under Generally Accepted Accounting Principles (GAAP) of $2.75 to $2.95 and full-year adjusted diluted EPS from continuing operations of $4.30 to $4.50, reflecting strong, double-digit growth versus the prior year.

Abbott made significant contributions to the global fight against COVID-19, including the development of 12 tests globally. Contributions from COVID-19 testing gave the company additional flexibility to further invest in its strong and growing base business that continues to see accelerating growth momentum, including contributions from several recently launched products across its portfolio.

"We've recently seen a rapid decline in COVID-19 testing demand and anticipate this trend will continue, which led us to adjust our full-year guidance," said Robert B. Ford, president and chief executive officer, Abbott. "At the same time, excluding COVID-19 tests, our organic base business growth is accelerating, we continue to see improving end-markets and our new product pipeline continues to be highly productive."

Abbott Conference Call

Abbott will conduct a live webcast of a special conference call through its Investor Relations website at www.abbottinvestor.com at 8 a.m. Central time today. An archived edition of the webcast will be available later today.

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Abbott's Earnings-Per Share Guidance

Abbott projects 2021 diluted earnings per share from continuing operations under GAAP of $2.75 to $2.95. Abbott forecasts specified items for the full-year 2021 of $1.55 per share primarily related to intangible amortization, restructuring and cost reduction initiatives, including expenses to align its COVID-19 testing-related business with current and projected demand, expenses associated with acquisitions and other net expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be $4.30 to $4.50 for full-year 2021.

Abbott projects second-quarter 2021 guidance for diluted earnings per share from continuing operations under GAAP of at least $0.39. Abbott forecasts specified items for the second quarter 2021 of $0.61 per share primarily related to restructuring and cost reduction initiatives, including expenses to align its COVID-19 testing-related business with current and projected demand, as well as intangible amortization, expenses associated with acquisitions and other net expenses. Excluding specified items, projected adjusted diluted earnings per share from continuing operations would be at least $1.00 for the second quarter.

About Abbott:

Abbott is a global healthcare leader that helps people live more fully at all stages of life. Our portfolio of life-changing technologies spans the spectrum of healthcare, with leading businesses and products in diagnostics, medical devices, nutritionals and branded generic medicines. Our 109,000 colleagues serve people in more than 160 countries.

Connect with us at www.abbott.com, on LinkedIn at www.linkedin.com/company/abbott-/, on Facebook at www.facebook.com/Abbott and on Twitter @AbbottNews.

— Private Securities Litigation Reform Act of 1995 —

A Caution Concerning Forward-Looking Statements

Some statements in this news release may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Abbott cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Abbott's operations are discussed in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended Dec. 31, 2020, and are incorporated herein by reference. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Abbott Financial: Scott Leinenweber, 224-668-0791 Michael Comilla, 224-668-1872 Laura Dauer, 224-667-2299 Abbott Media: Scott Stoffel, 224-668-5201

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